SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 27, 2005
A.S.V., INC.
(Exact name of registrant as specified in its charter)

Minnesota	0-25620	41-1459569

(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)
840 Lily Lane, Grand Rapids, Minnesota 55744

(Address of principal executive offices)

Registrant’s telephone number, including area code:		(218) 327-3434
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement
On July 27, 2005, in connection with the execution by A.S.V., Inc. (“ASV” or the “Company”) and Caterpillar Inc. (“Caterpillar”) of a non-binding term sheet regarding the proposed terms of a supply agreement between the Company and Caterpillar, the parties amended Section 9.1(a) of the Multi-Terrain Rubber-Tracked Loader Alliance Agreement dated as of October 31, 2000 by and between the Company and Caterpillar, as amended, to read in its entirety as follows:
“This Agreement shall have an initial term of five (5) years, unless earlier terminated pursuant to this Article IX. Thereafter, this Agreement shall automatically be renewed for additional terms of one (1) year each unless either Party gives written notice to terminate at least one (1) months prior to the end of the initial term or any additional term.”
Caterpillar owns approximately 23% of the Company’s outstanding shares of common stock and has the right to designate a number of directors of the Company proportionate to its ownership of the Company.
Item 2.02  Results of Operations and Financial Condition.
On July 28, 2005, ASV issued a press release disclosing its financial results for the three and six months ended June 30, 2005. In addition, the press release contained information regarding a conference call to be held July 28, 2005 during which ASV intends to discuss its financial results for the three and six months ended June 30, 2005 and its outlook for the balance of fiscal 2005.
For additional information, see the press release included as Exhibit 99 hereto.
Item 9.01  Financial Statements and Exhibits.
c. Exhibits
The following exhibit is being furnished herewith

Exhibit	Description of Exhibit
99	Press release dated July 28, 2005

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: July 28, 2005

A.S.V., Inc.
By:	/s/ Gary Lemke
Its: Chief Executive Officer

EXHIBIT INDEX

Exhibit	Description of Exhibit
99	Press release dated July 28, 2005